Exhibit 99.1
For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports First Quarter Fiscal 2010 Results
NEWARK, CA — December 17, 2009 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules and solid state storage products including SSDs, today reported financial results for the first quarter of fiscal year 2010 ended November 27, 2009.
First Quarter Fiscal 2010 Highlights:
•	Net sales of $123.1 million

•	Gross profit of $28.8 million

•	GAAP diluted EPS of $0.07

•	Non-GAAP diluted EPS of $0.08

•	Adjusted EBITDA of $15.0 million
Net sales for the first quarter of fiscal 2010 were $123.1 million, compared to $99.8 million for the fourth quarter of fiscal 2009, and $140.8 million for the first quarter of fiscal 2009.
Gross profit for the first quarter of fiscal 2010 was $28.8 million, compared to $21.3 million for the fourth quarter of fiscal 2009, and $25.8 million for the first quarter of fiscal 2009.
On a GAAP basis, net income for the first quarter of fiscal 2010 was $4.6 million, or $0.07 per diluted share, compared to a net loss of $0.3 million, or $0.00 per diluted share in the fourth quarter of fiscal 2009, and a net loss of $6.9 million, or $0.11 per share in the first quarter of fiscal 2009.

On a non-GAAP basis, net income was $5.4 million or $0.08 per diluted share for the first quarter of fiscal 2010, compared to $3.1 million, or $0.05 per diluted share in the fourth quarter of fiscal 2009, and $3.0 million, or $0.05 per diluted share in the first quarter of fiscal 2009.
Adjusted EBITDA for the first quarter of fiscal 2010 was $15.0 million, compared to $9.9 million for the fourth quarter of fiscal 2009, and $10.3 million for the first quarter of fiscal 2009.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
“Our business improved during the first fiscal quarter, driven primarily by growth in PC and enterprise market end user demand, in combination with a better pricing environment for DRAM products. As a result, our financial performance was substantially better than our original guidance and came in at the upper end of our revised guidance,” commented Iain MacKenzie, President and CEO of SMART. “In addition, our solid state storage growth strategy is proceeding as planned, and we continue to make progress with increased interest from key enterprise customers.”
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.
For the second quarter of fiscal 2010, SMART estimates net sales will be in the range of $125 million to $135 million, gross profit in the range of $30 million to $32 million, and net income per diluted share in the range of $0.06 to $0.08 on a GAAP basis. On a non-GAAP basis, SMART estimates net income per diluted share will be in the range of $0.09 to $0.11. The guidance for the second quarter of fiscal 2010 includes an income tax provision estimated in the range of $6.3 million to $6.8 million. Please refer to the Non-GAAP Information section and the “Reconciliation of Q2-10 Guidance for Non-GAAP Financial Measures” table below for further detail.
Conference Call Details
SMART’s first quarter fiscal 2010 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Time (PT), or 4:30 p.m. Eastern Time (ET), on Thursday, December 17, 2009. The call may be accessed U.S. toll free by calling (877) 941-4774 or U.S. toll by calling (480) 629-9760.

Please join the conference call at least ten minutes early in order to register. The access code is 4186475. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PT, December 31, 2009, by dialing (303) 590-3030 and entering passcode 4186475#.
Forward-Looking Statements
Statements contained in this press release, or in the teleconference or webcast, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance and solid state storage growth strategy, benefits associated with operational efficiencies, the DRAM market, new product introductions, and customer demand for products.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, difficulties with or delays in the introduction of new products, fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate and related tax provision, lower than anticipated cash savings from restructuring, higher than anticipated costs from increasing capacity, changes in foreign currency exchange rates, intellectual property disputes and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s recently filed Annual Report on Form 10-K for fiscal 2009. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, our future results may differ materially from projections and investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not currently intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, stock-based compensation expense, and other infrequent or unusual items, less net gain on repurchase of notes. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity. Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, impairment charges, net gain on repurchase of notes and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges and gains, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.
About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, telecommunications, aerospace and defense markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity SSDs for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data; unaudited)

	Three Months Ended
	November 27,	August 28,	November 28,
	2009	2009	2008
Net income (loss)	$4,582	$(289)	$(6,878)
Add:
Stock-based compensation expense charged to operating expense, net of tax	1,635	3,384	1,775
Gain on repurchase of notes, no tax effect	(1,178)	—	—
Loan fees written off on repurchase of notes, no tax effect	353	—	—
Goodwill impairment, no tax effect	—	—	7,210
Restructuring charges, net of tax	—	—	886

Non-GAAP net income	$5,392	$3,095	$2,993

Non-GAAP net income per diluted share	$0.08	$0.05	$0.05

Shares used in computing non-GAAP net income per diluted share:	64,016	63,626	63,330

Net income (loss)	$4,582	$(289)	$(6,878)
Interest expense, net	1,663 *	1,530	1,752
Income taxes	4,717	1,763	2,177
Depreciation and amortization	3,617	3,491	3,328

EBITDA	14,579	6,495	379
Adjustments:
Stock-based compensation expense charged to operating expense	1,646	3,398	1,787
Gain on repurchase of notes	(1,178)	—	—
Goodwill impairment	—	—	7,210
Restructuring charges	—	—	886

Adjusted EBITDA	$15,047	$9,893	$10,262

*	Includes $353K of loan fees written off on repurchase of notes.

RECONCILIATION OF Q2-10 GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
(In millions, except per share data; unaudited)

	Three Months Ending February 26, 2010
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To

Net income	$3.9	$5.4	$1.7	(a)	$5.6	$7.1

Net income per diluted share	$0.06	$0.08			$0.09	$0.11

Shares used in computing net income per diluted share	64.5	64.5			64.5	64.5

(a)	Reflects estimated adjustment for stock-based compensation expense.
SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Three Months Ended
	November 27,	November 28,
	2009	2008
Net sales	$123,093	$140,775
Cost of sales	94,327	114,959

Gross profit	28,766	25,816

Research and development	5,730	5,436
Selling, general, and administrative	13,366	14,467
Restructuring charges	—	886
Goodwill impairment	—	7,210

Total operating expenses	19,096	27,999

Income (loss) from operations	9,670	(2,183)
Interest expense, net	(1,663)	(1,752)
Other income (expense), net	1,292	(766)

Total other expense, net	(371)	(2,518)

Income (loss) before provision for income taxes	9,299	(4,701)
Provision for income taxes	4,717	2,177

Net income (loss)	$4,582	($6,878)

Net income (loss) per share, basic	$0.07	($0.11)

Net income (loss) per share, diluted	$0.07	($0.11)

Shares used in computing net income (loss) per ordinary share	61,974	61,507

Shares used in computing net income (loss) per diluted share	64,016	61,507

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 27,	August 28,
	2009	2009
	(In thousands)
ASSETS
Cash and cash equivalents	$129,102	$147,658
Accounts receivable, net of allowances of $1,685 and $1,591 as of November 27, 2009 and August 28, 2009	127,388	130,953
Inventories	78,686	63,115
Prepaid expense and other current assets	15,917	12,628

Total current assets	351,093	354,354
Property and equipment, net	35,867	36,263
Goodwill	1,061	1,061
Other intangible assets, net	7,208	7,475
Other non-current assets	5,710	4,585

Total assets	$400,939	$403,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$77,102	$68,928
Accrued expenses and other current liabilities	20,081	16,615

Total current liabilities	97,183	85,543
Long-term debt	55,072	81,250
Other long-term liabilities	1,579	2,120

Total liabilities	153,834	168,913

Shareholders’ equity:
Ordinary shares	10	10
Additional paid in capital	111,116	109,264
Accumulated other comprehensive income	10,179	4,333
Retained earnings	125,800	121,218

Total shareholders’ equity	247,105	234,825

Total liabilities and shareholders’ equity	$400,939	$403,738

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
SUMMARY CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended
	November 27,	November 28,
	2009	2008
	(In thousands)
Net cash provided by operating activities	$7,700	$28,639
Net cash used in investing activities	$(2,895)	$(4,508)
Net cash provided by (used in) financing activities	$(24,782)	$439
END